UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

AvePoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39048	83-4461709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Blvd, Suite 1400 Jersey City, NJ (Address of principal executive offices)	07310 (Zip Code)

Registrant’s telephone number, including area code: (201) 793-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock per share	AVPT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2026, AvePoint, Inc., a Delaware corporation (the “Company”), held its 2026 annual meeting of stockholders (the “Meeting”). The Company filed its proxy statement related to the Meeting on March 13, 2026, in which the time, location, and procedures of the Meeting were disclosed, as well as the matters to be voted on at the Meeting, the mechanisms by which voting and quorum would be calculated, and the number of votes necessary to approve such matters. At the Meeting, stockholders (i) re-elected three directors, Brian Michael Brown, Jeff Epstein, and John Ho, to serve as Class II directors on the Company’s board of directors (the “Board”) until the 2029 annual meeting of stockholders or until their successors are duly elected and qualified, (ii) approved, on a non-binding advisory basis, the compensation of the Company's named executive officers, and (iii) ratified the selection by the Board's audit committee of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the 2026 fiscal year.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 - ELECTION OF DIRECTORS

DIRECTOR NAME	FOR	AGAINST	BROKER NON-VOTES
BRIAN MICHAEL BROWN	127,717,498	11,782,775	17,643,339
JEFF EPSTEIN	107,181,013	32,319,260	17,643,339
JOHN HO	132,363,986	7,136,287	17,643,339

Proposal No. 2 - APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF EXECUTIVE COMPENSATION

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
137,369,283	2,087,788	43,202	17,643,339

Proposal No. 3 - RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
156,707,206	245,897	190,509	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvePoint, Inc.

Dated: May 7, 2026	By:	/s/ Brian Michael Brown
Brian Michael Brown
Chief Legal and Compliance Officer, and Secretary